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                                                               EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus filed with the Securities and Exchange Commission on July 1, 1996 in Registration No. 333-7367 of our report, dated July 10, 1997, except for note 18, as to which the date is August 5, 1997, with respect to the consolidated financial statements of Mehl/Biophile International Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended May 31, 1997, filed with the Securities and Exchange Commission.



                           JOSEPH DECOSIMO AND COMPANY
                           A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP


Chattanooga, Tennessee
September 10, 1997